EXECUTION VERSION
LETTER AMENDMENT TO SECOND AMENDED AND
RESTATED GUARANTEE AGREEMENT
Effective September 30, 2026
VIA FEDEX AND EMAIL
Granite Point Mortgage Trust Inc.
1114 Avenue of the Americas, Suite 3020
New York, New York 10036
Attn: General Counsel
E-mail: legal@gpmtreit.com

Re:    Second Amended and Restated Guarantee Agreement, dated as of July 28, 2026 (the “Guarantee”), made by Granite Point Mortgage Trust Inc., a Maryland corporation (“Guarantor”), in favor of JPMorgan Chase Bank, National Association, a national banking association organized under the laws of the United States (“Buyer”).
Ladies and Gentlemen:
This letter amendment (this “Amendment”) sets forth the agreement between Guarantor and Buyer, subject to the terms and conditions hereof, to amend the Guarantee for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged. Capitalized terms used and not defined herein shall have the respective meanings set forth in the Guarantee or, if not defined in the Guarantee, as defined in that certain Amended and Restated Uncommitted Master Repurchase Agreement, dated as of July 31, 2026 (as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time, the “Repurchase Agreement”), as applicable.
1.    Minimum Interest Expense Coverage Ratio. Section 10(b) of the Guarantee is hereby amended and restated as follows:
Minimum Interest Expense Coverage Ratio. Guarantor shall not, with respect to itself and its consolidated Subsidiaries, directly or indirectly, permit the ratio of (i) all amounts set forth on an income statement of Guarantor and its consolidated Subsidiaries prepared in accordance with GAAP for interest income for the period of the four (4) consecutive fiscal quarters ended on or most recently prior to such date of determination to (ii) the Interest Expense of Guarantor and its consolidated Subsidiaries, to be (a) for the fiscal quarters ending on September 30, 2026, and December 31, 2026, less than 1.20 to 1.00, and (b) for each fiscal quarter ending (x) on or prior to June 30, 2026, and (y) on and after March 31, 2027, less than 1.30 to 1.00.
2.    Guarantor’s Representations and Warranties. On and as of the effective date hereof, Guarantor hereby represents and warrants to Buyer that (a) Guarantor has taken all necessary action to authorize the execution, delivery and performance of this

Amendment; (b) this Amendment has been duly executed and delivered by or on behalf of Guarantor and constitutes the legal, valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms subject to applicable bankruptcy, insolvency, and other limitations on creditors’ rights generally and to equitable principles.
3.    Limited Effect. Except as expressly amended and modified by this Amendment, the Guarantee shall continue to be, and shall remain, in full force and effect in accordance with its terms.
4.    Counterparts. This Amendment may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument, and the words “executed,” “signed,” “signature,” and words of like import as used above and elsewhere in this Amendment or in any other certificate, agreement or document related to this transaction shall include, in addition to manually executed signatures, images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, any electronic sound, symbol, or process, attached to or logically associated with a contract or other record and executed or adopted by a person with the intent to sign the record).  The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.
5.    No Novation; Effect of Agreement. Guarantor and Buyer have entered into this Amendment solely to amend the terms of the Guarantee and do not intend this Amendment or the transactions contemplated hereby to be, and this Amendment and the transactions contemplated hereby shall not be construed to be, a novation of any of the obligations owing by Guarantor under or in connection with the Guarantee or any of the other document executed in connection therewith to which the Guarantee is a party.
6.    Consent to Jurisdiction; Waiver of Jury Trial.
(a)    Each party irrevocably and unconditionally (i) submits to the non-exclusive jurisdiction of any United States Federal or New York State court sitting in Manhattan, and any appellate court from any such court, solely for the purpose of any suit, action or proceeding brought to enforce its obligations under this Amendment or relating in any way to this Amendment or any other Transaction Document (as defined in the Repurchase Agreement, and hereafter each a “Transaction Document”) and (ii) waives, to the fullest extent it may effectively do so, any defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and any right of jurisdiction on account of its place of residence or domicile.
(b)    To the extent that either party has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, such party hereby irrevocably waives and agrees not to plead or claim such immunity in respect of any action brought to enforce its obligations under this Amendment or relating in any way to this Amendment or any Transaction (under and as defined in the Repurchase Agreement).
(c)    The parties hereby irrevocably waive, to the fullest extent each may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding and irrevocably consent to the service of any summons and complaint and any other process by the mailing of copies of such process to them at their respective address specified in the Guarantee. The parties hereby agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section 6 shall affect the right of Buyer to serve legal process in any other manner permitted by law or affect the right of Buyer to bring any action or proceeding against the Guarantor or its property in the courts of other jurisdictions.
(d)    EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AMENDMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY INSTRUMENT OR DOCUMENT DELIVERED HEREUNDER OR THEREUNDER.
7.    Governing Law. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AMENDMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AMENDMENT.
[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.
BUYER:
JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
a national banking association organized under the laws of the United States
By:     /s/ THOMAS N. CASSINO
Name: Thomas N. Cassino
Title: Managing Director

[AGREEMENT AND ACCEPTANCE ON THE FOLLOWING PAGE]
Letter Amendment to Guarantee

AGREED TO AND ACCEPTED:
GUARANTOR:
GRANITE POINT MORTGAGE TRUST INC.,
a Maryland corporation

By /s/ MICHAEL KARBER
Name:  Michael Karber
Title:    General Counsel

Letter Amendment to Guarantee